EXHIBIT 5.1  LEGAL OPINION



Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101
Irvine, California 92618

September 9, 2009

Logan Sound, Inc.
Suite G100 - 1 Hunter Street East
Hamilton, Ontario L8N 3W1
CANADA

Attention: Ken Logan

       Re: Registration Statement on Form S-1

Dear Mr. Logan:

As special counsel to Logan Sound, Inc., a Nevada corporation (the "Company"), we have been requested to provide our opinion regarding 20,000,000 shares of the Company's $.001 par value common stock (the "Shares"), which will be registered for sale by the Company by the provisions of that certain Registration Statement on Form S-1 (the "Registration Statement"), which is anticipated to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about September 14, 2009, pursuant to the
provisions  of  the  Securities   Act  of  1933,  as  amended   (the   "Act").
Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion.

In furnishing the opinion specified in this letter, we have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we considered necessary or appropriate. As part of such examination, we have assumed genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the original of such latter documents. Based upon the foregoing, and relying solely thereon, it is our opinion that
the  Shares,   when  issued  in  the  manner  specified  in  the  Registration
Statement, will be duly authorized, fully paid, validly issued, and non-assessable.

We  consent  to  (i)   the   use  of  this  letter  as  an  exhibit  to  the
Registration Statement, (ii) the disclosure in the prospectus portion of the Registration Statement of the opinion specified in this letter, and (iii) the use of our name in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act, or the rules and regulations of the Commission.

Logan Sound, Inc.
September 9, 2009
Page 2

Finally, of course, in the event that you have questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Sincerely,

STEPP LAW CORPORATION

/s/ Thomas E. Stepp, Jr.

By:  Thomas E. Stepp, Jr.
TES/cn